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                                                                    EXHIBIT 10.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                QUIKSILVER, INC.

            Quiksilver, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:

            FIRST: The original Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on October 24, 1986. On April 8, 1996, the Company filed a Restated Certificate of Incorporation. On September 11, 2002, the Company filed a Certificate of Amendment of Restated Certificate of Incorporation. On April 9, 2003, the Company filed a Certificate of Amendment of Restated Certificate of Incorporation.

            SECOND: The Restated Certificate of Incorporation of Quiksilver, Inc. is hereby amended by deleting Article FOURTH and replacing it with the following:

      FOURTH:

            A. The total number of shares of all classes of stock that the Company shall have authority to issue is one hundred ninety million (190,000,000), consisting of:

                  (1) one hundred eighty-five million (185,000,000) shares of Common Stock, with a par value of $0.01 per share; and

                  (2) five million (5,000,000) shares of Preferred Stock, with a par value of $.01 per share.

            B. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

            THIRD: The amendment described above has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Company.

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            IN WITNESS WHEREOF, the Company has caused this Certificate of
Amendment of Restated Certificate of Incorporation to be executed by its Chief Executive Officer and attested by its Secretary this 24th day of March, 2005.

                                        QUIKSILVER, INC.

                                        By: _____________________________
                                            Robert G. McKnight, Jr.
                                            Chief Executive Officer

ATTEST:

______________________________
Charles S. Exon, Secretary

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